Exhibit 2.8

FIRST AMENDMENT

TO

ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “First Amendment”) is entered into as of December 3, 2007 (the “Effective Date”), by and among M-Wave International, LLC, an Illinois limited liability company (“Purchaser”), M-Wave, Inc., a Delaware corporation (“Seller”), Joseph Turek (“Turek”) and Robert Duke (“Duke”), individual residents of the State of Illinois.

PRELIMINARY STATEMENTS:

(1) WHEREAS, Purchaser, Seller, Turek and Duke entered into that certain Asset Purchase Agreement, dated as of July 20, 2007 (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement;

(2) WHEREAS, Purchaser, Seller, Turek and Duke agree to amend the Agreement to extend the Termination Date set forth in Section 9.1(b)(i) of the Agreement; and

(3) WHEREAS, the Board of Directors of Seller and the members of Purchaser have approved this First Amendment pursuant to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Amendments to Agreement. The Agreement is hereby amended by deleting the date “December 31, 2007” from Section 9.1(b)(i) of the Agreement and replacing it with “January 31, 2008”.

2. Reference to and Effect on the Agreement.

(a) On and after the Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this First Amendment.

(b) Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect.

(c) The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Agreement or constitute a waiver of, or a consent to departure from, any of the terms and conditions of the Agreement, nor obligate any party to similar amendments in the future.

3. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.

*        *        *

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim Chief Executive Officer

M-WAVE INTERNATIONAL, LLC

By:	/s/ Joseph Turek
Name:	Joseph Turek
Title:

/s/ Joseph Turek
JOSEPH TUREK

/s/ Robert Duke
ROBERT DUKE